SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GRIFFIN LAND & NURSE

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/23/97            4,000            16.2917
                                 7/23/97            1,000            16.2900
               THE GABELLI EQUITY TRUST,INC.
                                 7/23/97           11,000            16.2917
                                 7/23/97            3,000            16.2900
               THE GABELLI ASSET FUND
                                 7/23/97            4,000            16.2900
                                 7/23/97           15,000            16.2917
          GAMCO INVESTORS, INC.
                                 7/22/97            3,000            16.1250
                                 7/17/97            5,200            16.2420
          GAMCO INVESTORS, INC.
                                 7/24/97           20,500            16.1280
                                 7/23/97            2,500            16.1875
                                 7/22/97            1,500            16.1250
                                 7/21/97            2,200            16.1250
                                 7/21/97              500            16.1705
                                 7/21/97              500-           16.1705
                                 7/18/97           11,000            16.1705
                                 7/16/97            3,200-             DO*


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.













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